Exhibit 99.1

Corporate Communications 817-967-1577 mediarelations@aa.com Investor Relations 817-931-3423 investor.relations@aa.com

FOR RELEASE: Tuesday, April 11, 2017

AMERICAN AIRLINES GROUP REPORTS

MARCH TRAFFIC RESULTS

FORT WORTH, Texas – American Airlines Group (NASDAQ: AAL) today reported March and year-to-date 2017 traffic results.

American Airlines Group’s total revenue passenger miles (RPMs) were 18.8 billion, down 1.2 percent versus March 2016. Total capacity was 23.0 billion available seat miles (ASMs), down 0.9 percent versus March 2016. Total passenger load factor was 81.5 percent, down 0.2 percentage points versus March 2016.

The Company expects its first quarter 2017 total revenue per available seat mile (TRASM) to be up approximately 2 percent to 4 percent year-over-year. In addition, the Company expects its first quarter pre-tax margin excluding special items to be between 4 percent and 6 percent. This compares to prior guidance which had TRASM up approximately 1.5 percent to 3.5 percent and pre-tax margin of 3 percent to 5 percent. The improvements from prior guidance are driven primarily by higher yields. For more financial forecasting detail, including the Company’s anticipated first quarter net special items, please refer to the Company’s investor relations update also filed today.

The following summarizes American Airlines Group traffic results for the month ended March 31, 2017, and March 31, 2016, consisting of mainline-operated flights, wholly owned regional subsidiaries and operating results from capacity purchase agreements.

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AMERICAN AIRLINES GROUP REPORTS MARCH TRAFFIC

April 11, 2017

American Airlines Group Traffic Results

	March				Year to Date
	2017	2016	Change		2017	2016	Change
Revenue Passenger Miles (000)
Domestic	10,995,934	11,208,710	(1.9)%		29,530,417	30,390,529	(2.8)%
Atlantic	1,795,015	1,956,960	(8.3)%		4,499,829	4,801,157	(6.3)%
Latin America	2,574,102	2,705,110	(4.8)%		7,489,876	8,054,378	(7.0)%
Pacific	1,306,951	1,063,779	22.9%		3,690,385	2,974,220	24.1%

International	5,676,068	5,725,849	(0.9)%		15,680,090	15,829,755	(0.9)%

Mainline	16,672,002	16,934,559	(1.6)%		45,210,507	46,220,284	(2.2)%
Regional	2,115,376	2,075,258	1.9%		5,773,004	5,550,612	4.0%

Total Revenue Passenger Miles	18,787,378	19,009,817	(1.2)%		50,983,511	51,770,896	(1.5)%

Available Seat Miles (000)
Domestic	12,837,710	13,098,787	(2.0)%		35,804,542	36,542,915	(2.0)%
Atlantic	2,455,006	2,635,813	(6.9)%		6,415,393	6,893,142	(6.9)%
Latin America	3,427,039	3,515,084	(2.5)%		9,774,473	10,480,232	(6.7)%
Pacific	1,603,683	1,294,126	23.9%		4,569,225	3,647,813	25.3%

International	7,485,728	7,445,023	0.5%		20,759,091	21,021,187	(1.2)%

Mainline	20,323,438	20,543,810	(1.1)%		56,563,633	57,564,102	(1.7)%
Regional	2,724,115	2,717,144	0.3%		7,777,835	7,499,635	3.7%

Total Available Seat Miles	23,047,553	23,260,954	(0.9)%		64,341,468	65,063,737	(1.1)%

Load Factor (%)
Domestic	85.7	85.6	0.1	pts	82.5	83.2	(0.7	)pts
Atlantic	73.1	74.2	(1.1	)pts	70.1	69.7	0.4	pts
Latin America	75.1	77.0	(1.9	)pts	76.6	76.9	(0.3	)pts
Pacific	81.5	82.2	(0.7	)pts	80.8	81.5	(0.7	)pts
International	75.8	76.9	(1.1	)pts	75.5	75.3	0.2	pts
Mainline	82.0	82.4	(0.4	)pts	79.9	80.3	(0.4	)pts
Regional	77.7	76.4	1.3	pts	74.2	74.0	0.2	pts
Total Load Factor	81.5	81.7	(0.2	)pts	79.2	79.6	(0.4	)pts
Enplanements
Mainline	12,533,594	12,657,394	(1.0)%		33,755,065	34,546,998	(2.3)%
Regional	4,626,503	4,585,994	0.9%		12,605,297	12,367,565	1.9%

Total Enplanements	17,160,097	17,243,388	(0.5)%		46,360,362	46,914,563	(1.2)%
System Cargo Ton Miles (000)	237,200	203,398	16.6%		619,161	543,416	13.9%

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin America numbers include the Caribbean.

3)	Regional includes wholly owned subsidiaries and operating results from capacity purchase carriers.

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AMERICAN AIRLINES GROUP REPORTS MARCH TRAFFIC

April 11, 2017

About American Airlines Group

American Airlines and American Eagle offer an average of nearly 6,700 flights per day to nearly 350 destinations in more than 50 countries. American has hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix, and Washington, D.C. American is a founding member of the oneworld® alliance, whose members serve more than 1,000 destinations with about 14,250 daily flights to over 150 countries. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL. In 2015, its stock joined the S&P 500 index. Connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.

Cautionary Statement Regarding Forward-Looking Statements and Information

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the expected first quarter pre-tax margin, the expected change in total revenue per available seat mile, the Company’s plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (especially in Part I, Item 1A. Risk Factors, and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations) and in the Company’s other filings with the Securities and Exchange Commission (the SEC), and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.

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